UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2009
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11 and 13, 2009, the board of directors of Mariner Energy, Inc. (“Mariner”) approved bonuses for executive officers in respect of 2008 and base salaries for 2009.
The table below reports 2008 bonus and total compensation amounts for each person serving as Mariner’s principal executive officer and principal financial officer during 2008, as well as its three other most highly compensated executive officers serving as of December 31, 2008. The bonus amounts had not been determined as of the latest practicable date before Mariner filed its definitive proxy statement on April 7, 2009 containing the 2008 Summary Compensation Table. Total compensation reported in that table for 2008 has been updated below to include the 2008 bonus amounts.

		Bonus	Total
Name and Principal Position	Year	($)	($)
Scott D. Josey, Chairman of the Board, Chief Executive Officer and President	2008	1,250,000	5,155,198

John H. Karnes, Senior Vice President and Chief Financial Officer	2008	350,000	1,181,713

Dalton F. Polasek, Chief Operating Officer	2008	525,000	2,430,367

Mike C. van den Bold, Senior Vice President and Chief Exploration Officer	2008	450,000	1,774,018

Judd A. Hansen, Senior Vice President — Shelf and Onshore	2008	425,000	1,661,532
The base salary for each of these officers remains the same in 2009 as it was in 2008:

2009
Base Salary
Name	($)
Scott D. Josey	540,000
John H. Karnes	260,000
Dalton F. Polasek	350,000
Mike C. van den Bold	260,000
Judd A. Hansen	260,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: May 14, 2009	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President and General Counsel

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